UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

September 3, 2013

REXFORD INDUSTRIAL REALTY, INC.

(Exact name of registrant as specified in its charter)

Maryland	001-36008	46-2024407
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11620 Wilshire Boulevard, Suite 1000, Los Angeles, California	90025
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (310) 966-1680

11620 Wilshire Boulevard, Suite 300, Los Angeles, California, 90025

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02 RESULTS OF OPERATIONS AND FINANCIAL CONDITION

On September 3, 2013, Rexford Industrial Realty, Inc. (“Rexford Industrial”) issued a press release announcing its earnings for the quarter ended June 30, 2013 and distributed certain supplemental financial information. On September 3, 2013, Rexford Industrial also posted the supplemental information on its website located at www.rexfordindustrial.com. Copies of the press release and supplemental information are furnished herewith as Exhibits 99.1 and 99.2, respectively.

Exhibits 99.1 and 99.2 are being furnished pursuant to Item 2.02 and shall not be deemed “filed” for any purpose, including for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. The information in this Current Report on Form 8-K shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act regardless of any general incorporation language in such filing.

ITEM 7.01	REGULATION FD DISCLOSURE

As discussed in Item 2.02 above, Rexford Industrial issued a press release announcing its earnings for the quarter ended June 30, 2013 and distributed certain supplemental information. On September 3, 2013, Rexford Industrial also posted the supplemental information on its website located at www.rexfordindustrial.com. The information being furnished pursuant to Item 7.01 shall not be deemed “filed” for any purpose, including for the purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section. The information in this Current Report on Form 8-K shall not be deemed incorporated by reference into any filing under the Securities Act or the Exchange Act regardless of any general incorporation language in such filing.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits.

99.1	Second Quarter 2013 Supplemental Financial Report

99.2	Press Release dated September 3, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REXFORD INDUSTRIAL REALTY, INC.

By:	/s/ Michael S. Frankel
Michael S. Frankel
Co-Chief Executive Officer

Date: September 3, 2013

EXHIBIT INDEX

Exhibit Number	Description

99.1	Second Quarter 2013 Supplemental Financial Report

99.2	Press Release dated September 3, 2013